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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: December 6, 1999                Commission File No. 000-22347
                -------------------                                 ----------
(Date of earliest event reported)



                             ASCENT PEDIATRICS, INC.
             (Exact name of Registrant as specified in its Charter)


         Delaware                                          04-3047405
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

187 Ballardvale Street, Wilmington, Massachusetts                01887
-------------------------------------------------              ---------
(Address of principal executive offices)                       (Zip Code)

                                 (978) 658-2500
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

CHANGE IN PRESIDENT

         On December 17, 1999, Ascent Pediatrics, Inc. ("Ascent") issued a press release announcing the appointment of Dr. Emmett Clemente to the office of President of Ascent, a position he held previously until 1996. Dr. Clemente founded Ascent in 1989 and will also remain as Chairman of Ascent. Mr. Alan R. Fox, previously President and Chief Executive Officer of Ascent, has left Ascent to pursue other interests. A copy of the press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

TERMINATION OF WARNER-LAMBERT PROMOTION AGREEMENT

         On December 6, 1999, Warner-Lambert Company ("Warner Lambert") notified Ascent that Warner-Lambert had entered into an agreement with Abbott Laboratories for the sale of Warner-Lambert's assets with respect to the Omnicef(R) (cefdinir) product and that, immediately after the consummation of such sale, Warner-Lambert will terminate its promotion agreement with Ascent relating to the Omnicef(R) (cefdinir) product. Warner-Lambert has indicated that the closing of the sale, which is subject to certain closing conditions, is currently scheduled for January 10, 2000.


ITEM 7.  EXHIBITS

99.1     Press release dated December 17, 1999.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 20, 1999                    ASCENT PEDIATRICS, INC.



                                            /s/ Eliot M. Lurier
                                            -----------------------
                                            Eliot M. Lurier
                                            Chief Financial Officer







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                                INDEX TO EXHIBITS


EXHIBIT
  NO.             DESCRIPTION
-------           -----------

99.1              Press release dated December 17, 1999.

















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